Exhibit 10.1

Standard Form of Agreement Between Owner and Contractor where the basis of payment is a Stipulated Sum

AGREEMENT made as of the Twelfth day of March in the year Two Thousand Twelve

(In words, indicate day, month and year)

BETWEEN the Owner:

(Name, legal status, address and other information)

Peerless Manufacturing Company

14651 North Dallas Parkway

Suite 500

Dallas, TX 75254

Telephone Number: 214-353-5545

Fax Number: 214-351-0194

And the Contractor:

(Name, legal status, address and other information)

Schwob Building Company, Ltd.

2349 Glenda Lane

Dallas, Texas 75229

Telephone Number: 972-243-7674

Fax Number: 972-243-7710

For the following Project:

(Name, location and detailed description)

New Facility – Peerless Manufacturing Company

7000 Block of Dakota Lane

Denton, TX

The Architect:

(Name, legal status, address and other information)

Alliance Architects, Inc.

1600 N. Collins Blvd Suite 1000

Richardson, TX 75080

Telephone Number: 972-233-0400

Fax Number: 972-233-2259

The Owner and Contractor agree as follows.

ADDITIONS AND DELETIONS:

The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of this document indicates where the author has added necessary information and where the author has added to or deleted from the original AIA text.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

AIA Document A201™–2007, General Conditions of the Contract for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified.

Init. /	AIA Document A101TM – 2007. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 10:38:33 on 03/09/2012 under Order No.9216233540_1 which expires on 08/01/2012, and is not for resale.

User Notes:	(1517771384)

TABLE OF ARTICLES

1	THE CONTRACT DOCUMENTS

2	THE WORK OF THIS CONTRACT

3	DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

4	CONTRACT SUM

5	PAYMENTS

6	DISPUTE RESOLUTION

7	TERMINATION OR SUSPENSION

8	MISCELLANEOUS PROVISIONS

9	ENUMERATION OF CONTRACT DOCUMENTS

10	INSURANCE AND BONDS

ARTICLE 1     THE CONTRACT DOCUMENTS

The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement, all of which form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than a Modification, appears in Article 9.

ARTICLE  2     THE WORK OF THIS CONTRACT

The Contractor shall fully execute the Work described in the Contract Documents, except as specifically indicated in the Contract Documents to be the responsibility of others.

ARTICLE  3     DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

§ 3.1 The date of commencement of the Work shall be the date of this Agreement unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.

(Insert the date of commencement if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)

Ten (10) business days after receipt of all construction permits and fully executed Prime Contract.

If, prior to the commencement of the Work, the Owner requires time to file mortgages and other security interests, the Owner’s time requirement shall be as follows:

N/A

§ 3.2 The Contract Time shall be measured from the date of commencement.

§ 3.3 The Contractor shall achieve Substantial Completion of the entire Work not later than Three Hundred Thirty Six (336) days from the date of commencement, or as follows:

(Insert number of calendar days. Alternatively, a calendar date may be used when coordinated with the date of commencement. If appropriate, insert requirements for earlier Substantial Completion of certain portions of the Work.)

Init. /	AIA Document A101TM – 2007. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 10:38:33 on 03/09/2012 under Order No.9216233540_1 which expires on 08/01/2012, and is not for resale.

User Notes:	(1517771384)

Portion of Work	Substantial Completion Date

, subject to adjustments of this Contract Time as provided in the Contract Documents.

(Insert provisions, if any, for liquidated damages relating to failure to achieve Substantial Completion on time or for bonus payments for early completion of the Work.)

ARTICLE 4	CONTRACT SUM

§ 4.1 The Owner shall pay the Contractor the Contract Sum in current funds for the Contractor’s performance of the Contract. The Contract Sum shall be Nine Million Eight Hundred Thirty-nine Thousand Five Hundred Seventy-two Dollars and Zero Cents ($9,839,572.00), subject to additions and deductions as provided in the Contract Documents.

§ 4.2 The Contract Sum is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:

(State the numbers or other identification of accepted alternates. If the bidding or proposal documents permit the Owner to accept other alternates subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date when that amount expires.)

Potential changes to the Crane 7 for magnet application.

§ 4.3 Unit prices, if any:

(Identify and state the unit price; state quantity limitations, if any, to which the unit price will be applicable.)

Item	Units and Limitations	Price Per Unit ($ 0.00)

§ 4.4 Allowances included in the Contract Sum, if any:

(Identify allowance and state exclusions, if any, from the allowance price.)

Item	Price
Residential Appliances	$10,000.00
Welding Gas System	$70,000.00

ARTICLE 5     PAYMENTS

§ 5.1 PROGRESS PAYMENTS

§ 5.1.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

§ 5.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

The 25th of each month

§ 5.1.3 Provided that an Application for Payment is received by the Owner not later than the 25th day of a month, the Owner shall make payment of the certified amount to the Contractor not later than the 25th day of the following month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than Thirty (30) days after the Owner receives the Application for Payment.

(Federal, state or local laws may require payment within a certain period of time.)

§ 5.1.4 Each Application for Payment shall be based on the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Contract Sum among the various portions of the Work. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Owner may require. This schedule, unless objected to by the Owner, shall be used as a basis for reviewing the Contractor’s Applications for Payment.

Init. /	AIA Document A101TM – 2007. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 10:38:33 on 03/09/2012 under Order No.9216233540_1 which expires on 08/01/2012, and is not for resale.

User Notes:	(1517771384)

§ 5.1.5 Applications for Payment shall show the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment.

§ 5.1.6 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

.1	Take that portion of the Contract Sum properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Contract Sum allocated to that portion of the Work in the schedule of values, less retainage of Ten percent (10%). Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute shall be included as provided in Section 7.3.9 of AIA Document A201™–2007, General Conditions of the Contract for Construction;

.2	Add that portion of the Contract Sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the completed construction (or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing), less retainage of Ten percent (10%);

.3	Subtract the aggregate of previous payments made by the Owner; and

.4	Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Section 9.5 of AIA Document A201–2007.

§ 5.1.7 The progress payment amount determined in accordance with Section 5.1.6 shall be further modified under the following circumstances:

.1	Add, upon Substantial Completion of the Work, a sum sufficient to increase the total payments to the full amount of the Contract Sum, less such amounts as the Architect shall determine for incomplete Work, retainage applicable to such work and unsettled claims; and

(Section 9.8.5 of AIA Document A201–2007 requires release of applicable retainage upon Substantial Completion of Work with consent of surety, if any.)

.2	Add, if final completion of the Work is thereafter materially delayed through no fault of the Contractor, any additional amounts payable in accordance with Section 9.10.3 of AIA Document A201–2007.

§ 5.1.8 Reduction or limitation of retainage, if any, shall be as follows:

(If it is intended, prior to Substantial Completion of the entire Work, to reduce or limit the retainage resulting from the percentages inserted in Sections 5.1.6.1 and 5.1.6.2 above, and this is not explained elsewhere in the Contract Documents, insert here provisions for such reduction or limitation.)

§ 5.1.9 Except with the Owner’s prior approval, the Contractor shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

§ 5.2 FINAL PAYMENT

§ 5.2.1 Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when

.1	the Contractor has fully performed the Contract except for the Contractor’s responsibility to correct Work as provided in Section 12.2.2 of AIA Document A201–2007, and to satisfy other requirements, if any, which extend beyond final payment; and

.2	A final Certificate for Payment has been issued by the Architect.

§ 5.2.2 The Owner’s final payment to the Contractor shall be made no later than 30 days after the issuance of the Municipalities Certificate of Occupancy, or as follows:

ARTICLE 6     DISPUTE RESOLUTION

§ 6.2 BINDING DISPUTE RESOLUTION

For any Claim subject to, but not resolved by, mediation pursuant to Section 15.3 of AIA Document A201–2007, the method of binding dispute resolution shall be as follows:

Init. /	AIA Document A101TM – 2007. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 10:38:33 on 03/09/2012 under Order No.9216233540_1 which expires on 08/01/2012, and is not for resale.

User Notes:	(1517771384)

(Check the appropriate box. If the Owner and Contractor do not select a method of binding dispute resolution below, or do not subsequently agree in writing to a binding dispute resolution method other than litigation, Claims will be resolved by litigation in a court of competent jurisdiction.)

[ X ] Arbitration pursuant to Section 15.4 of AIA Document A201–2007

[      ] Litigation in a court of competent jurisdiction

[      ] Other (Specify)

ARTICLE  7     TERMINATION OR SUSPENSION

§ 7.1 The Contract may be terminated by the Owner or the Contractor as provided in Article 14 of AIA Document A201–2007.

§ 7.2 The Work may be suspended by the Owner as provided in Article 14 of AIA Document A201–2007.

ARTICLE  8     MISCELLANEOUS PROVISIONS

§ 8.1 Where reference is made in this Agreement to a provision of AIA Document A201–2007 or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

§ 8.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

(Insert rate of interest agreed upon, if any.)

Eight percent (8%) Per Annum

§ 8.3 The Owner’s representative:

(Name, address and other information)

Vincent Hanlon

14651 North Dallas Parkway, Suite 500

Dallas, TX 75254

Telephone Number: 214-353-5545

Fax Number: 214-351-0194

Email Address: vhanlon@peerlessmfg.com

§ 8.4 The Contractor’s representative:

(Name, address and other information)

Jim Corry

2349 Glenda Lane

Dallas, TX 75229

Phone 972-243-7674

Fax 972-243-7710

Email Address: jcorry@schwob.com

§ 8.5 Neither the Owner’s nor the Contractor’s representative shall be changed without ten days written notice to the other party.

§ 8.6 Other provisions:

ARTICLE  9     ENUMERATION OF CONTRACT DOCUMENTS

§ 9.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated in the sections below.

§ 9.1.1 The Agreement is this executed AIA Document A101–2007, Standard Form of Agreement Between Owner and Contractor.

Init. /	AIA Document A101TM – 2007. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 10:38:33 on 03/09/2012 under Order No.9216233540_1 which expires on 08/01/2012, and is not for resale.

User Notes:	(1517771384)

§ 9.1.2 The General Conditions are AIA Document A201–2007, General Conditions of the Contract for Construction.

§ 9.1.3 The Supplementary and other Conditions of the Contract:

Document	Title	Date	Pages
Construction Proposal (Exhibit “A”)	Revised Construction Cost Proposal	March 8, 2012	4

§ 9.1.4 The Specifications:

(Either list the Specifications here or refer to an exhibit attached to this Agreement.)

Exhibit “B”

Section	Title	Date	Pages

§ 9.1.5 The Drawings:

(Either list the Drawings here or refer to an exhibit attached to this Agreement.)

Exhibit “C”

Number	Title	Date

§ 9.1.6 The Addenda, if any:

Number	Date	Pages
SBC Addendum #1 (Exhibit “D”)	April 29, 2011	15

Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this Article 9.

§ 9.1.7 Additional documents, if any, forming part of the Contract Documents:

.1 AIA Document E201™–2007, Digital Data Protocol Exhibit, if completed by the parties, or the following:

N/A

.2 Other documents, if any, listed below:

(List here any additional documents that are intended to form part of the Contract Documents. AIA Document A201–2007 provides that bidding requirements such as advertisement or invitation to bid, Instructions to Bidders, sample forms and the Contractor’s bid are not part of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be part of the Contract Documents.)

N/A

ARTICLE  10     INSURANCE AND BONDS

The Contractor shall purchase and maintain insurance and provide bonds as set forth in Article 11 of AIA Document A201–2007.

(State bonding requirements, if any, and limits of liability for insurance required in Article 11 of AIA Document A201–2007.)

Type of insurance or bond	Limit of liability or bond amount ($ 0.00)

Init. /	AIA Document A101TM – 2007. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 10:38:33 on 03/09/2012 under Order No.9216233540_1 which expires on 08/01/2012, and is not for resale.

User Notes:	(1517771384)

This Agreement entered into as of the day and year first written above.

OWNER (Signature)	CONTRACTOR (Signature)

Andrew Erickson, Vice President, Schwob
Ron McCrummen, CFO	Corporation General Partner
(Printed name and title)	(Printed name and title)

Init. /	AIA Document A101TM – 2007. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 10:38:33 on 03/09/2012 under Order No.9216233540_1 which expires on 08/01/2012, and is not for resale.

User Notes:	(1517771384)

2349 Glenda Lane
Dallas, Texas 75229
972.243.7674 Phone
972.243.7710 Fax
972.692.0129 Alt. Fax
www.schwob.com

Items in italics have been revised

Revision 4 – March 8, 2012

Mr. Peter Burlage

Peerless Manufacturing Company

14651 North Dallas Parkway

Suite 500

Dallas, Texas 75254

RE:	NEW FACILITY – PEERLESS MANUFACTURING COMPANY

7000 Block of Dakota Lane, Denton, Texas

SUBJECT: Revised Construction Cost Proposal

Dear Mr. Burlage:

We propose to construct the new Peerless Manufacturing Company facility in Denton, Texas per the following scope and clarifications for the lump sum amount of Nine Million Eight Hundred Eleven Thousand Eight Hundred Eighty and 00/100 Dollars

($ 9,811,880.00).

This construction cost proposal is based on local City and State code requirements, a Geotechnical Investigation by Reed Engineering Group (dated 02/18/11), and Design Documents and Specifications provided by Alliance Architects (dated 04/08/11). See the attached Index of Drawings for revision dates.

COST SUMMARY:

Construction Proposal (05-19-11)	$9,499,512.00

Cost Escalations	$118,441.00
Scope modifications by Owner	$193,927.00

Revised Construction Proposal Amount		$9,811,880.00

SCOPE MODIFICATIONS BY OWNER:

1.	Piping for welding gases - (ALLOWANCE)	$70,000.00
2.	Overhead crane revisions
	a. Change cranes 1 and 4 from 2 each 20 ton cranes to a total of 4 each 10 ton cranes	$51,540.00
	b. Cranes 2 and 5 to remain 40 ton each	no change
	c. Change cranes 3 and 6 from 2 each 20 ton cranes to a total of 3 each 10 ton cranes	$11,858.00

Mr. Peter Burlage

Peerless Manufacturing Company

RE:	NEW FACILITY – PEERLESS MANUFACTURING COMPANY

7000 Block of Dakota Lane, Denton, Texas

SUBJECT:	Revised Construction Cost Proposal

Revised March 3, 2012

SCOPE MODIFICATIONS BY OWNER (continued):

3.	Add water and sewer piping stub-up at the northwest corner of 136 Spot Welding at column grid J7 for future acid basin to be provided and installed by the Owner	$2,000.00
4.	Increase Compressor Shed to 25’-0” x 15’-0” x 10’-0”	$2,288.00
5.	Add electrical and piping for welding gases at 3 additional welding workspaces to be located between column grid B3 and D3	$14,825.00
6.	Foundation revisions for 500 ton press at room 146	to be determined
7.	Design costs for the future Paint and Blast Booth Building	$25,000.00
8.	Schwob overhead and fee on scope modifications	$16,416.00

MAJOR COST ESCALATIONS:

The following major scopes of work have incurred cost increases for their materials and/or labor since the initial pricing proposal was submitted in May 2011.

• Miscellaneous steel material		$19,669.00
• Drywall		no change
• PEMB materials		$31,810.00
• PEMB Insulation	<$	3,118.00>
• Overhead cranes		$25,333.00
• Overhead cranes (material sales taxes left out of original bid)		$35,747.00
• Plumbing		$10,000.00
• HVAC		no change
• Electrical	<$	1,000.00>
• Schwob overhead and fee		no change

CLARIFICATIONS:

1.	Owner and Contractor each agree that following the execution of the Construction Contract, no on-site construction or development work, other than such work required by separate instrument per the development agreement, may begin or occur on the Owner’s property until Contractor receives a written authorization from Owner to proceed with such work. Contractor agrees that Owner will not be liable for any liens placed on the property or in connection with the construction of any structures on the property unless Owner has given its prior written authorization for such work. Notwithstanding the foregoing, Owner agrees that Contractor may place orders for materials related to the project and that Owner will be responsible for costs incurred by Contractor for such orders.

2.	This proposal is based on reaching mutually acceptable contract terms.

3.	We have included builder’s risk insurance.

4.	We have included the building permit and plan review fees.

5.	We have included the bond costs for the on-site public utility improvements.

Mr. Peter Burlage

Peerless Manufacturing Company

RE:	NEW FACILITY – PEERLESS MANUFACTURING COMPANY

7000 Block of Dakota Lane, Denton, Texas

SUBJECT:	Revised Construction Cost Proposal

Revised March 3, 2012

6.	Due to a lack of ground water concerns, we have not included casing piers in our proposal. However, we may need to case all or some of the piers due to water injecting the building pad. This will be handled on a per unit rate if required.

7.	We have provided building pad preparation as follows:

•	Excavate to 5’-0” below building sub grade to a distance 5’-0” outside the building perimeter (10’-0” at all entrances).

•	Water injection stabilization to a depth of 20’-0” below excavated grade (5 passes included). Additional passes will be handled on a per unit rate if required.

•	Moisture condition and re-compact excavated soils.

•	Stabilize compacted soil with a mixture of 6% lime to a depth of 6” below grade.

8.	We have included chain link fences as 6’-0” tall in lieu of 8’-0” tall where shown.

9.	We have included vinyl privacy slats at the fence along the north and west sides of the gravel lay down yard.

10.	We have included V-groove rolling ornamental gates in lieu of cantilever gates due to the width of the proposed openings.

11.	We have included manually operated gates.

12.	We have included liner panels in the manufacturing space to 10’-0” AFF with exposed vinyl-faced batt insulation above.

13.	Specification 41 1213 does not identify the capacity required for the parts lift at the mezzanine. We have included an Auto-Quip VRC with the following specifications:

•	Capacity: 6,000 lbs.

•	Platform size: 8’-0” x 12’-0”

•	Vertical rise: 15’-0”

•	Load height: 10’-0”

•	Upper and lower gates with safety interlocks

14.	We have included the compressed air loop and drops. All air compressors, dryers, gas tanks, gas loops and gas drops shall be provided and installed by the owner. We have provided a $70,000 ALLOWANCE to be approved by the Owner under the “SCOPE MODIFICATIONS BY OWNER” heading above.

15.	Per Vince Hanlon’s directions, we have eliminated all scope and costs associated with FOCR #155 (Conditioned Workspace).

16.	We have made structural accommodations for the Owner provided and installed jib cranes.

17.	This proposal is valid for a period of thirty (30) calendar days from the date first indicated above. However, due to the volatility of the steel and copper markets, Schwob Building Company reserves the right to review, withdraw, and/or amend this proposal after this time.

18.	The Construction Schedule is an estimated 336 calendar days (approximately 48 weeks). This duration is based on a Commencement Date of 10 days after receipt of all applicable permits from the local governing authorities and an executed Owner/Contractor Agreement, whichever is greater.

Mr. Peter Burlage

Peerless Manufacturing Company

RE:	NEW FACILITY – PEERLESS MANUFACTURING COMPANY

7000 Block of Dakota Lane, Denton, Texas

SUBJECT:	Revised Construction Cost Proposal

Revised March 3, 2012

EXCLUSIONS:

1.	Design and preconstruction services (under separate contract).

2.	Off-site road improvements and public sidewalks (under separate contract).

3.	Off-site drainage and utility improvements (under separate contract).

4.	Material testing laboratory services (by Owner).

5.	Material escalation costs.

6.	Payment and performance bond costs.

7.	Costs for the Payment and Performance Bond on any accepted alternates or unit prices.

8.	Water and sewer impact fee and water meter fee costs from the City of Denton.

9.	Charges, fees, or assessments from the local utility providers.

10.	Certifications or fees for compliance with the International Energy Conservation Code.

11.	We assume any rock excavation can be easily performed with normal excavation equipment.

12.	Costs associated with unforeseen subsurface conditions.

13.	Concrete curb and gutter at the 5-acre gravel storage area.

14.	Fireproofing of structural steel.

15.	Epoxy grout at tile finishes.

16.	Exterior signage (by Owner).

17.	Jib cranes (by Owner).

18.	Air compressors and dryers (by Owner).

19.	Gas tanks, loops and drops (by Owner).

20.	Security system (by Owner).

21.	Phone and data cabling (by Owner).

22.	Final connections to owner-provided manufacturing equipment.

23.	Lightning protection system.

Mr. Peter Burlage

Peerless Manufacturing Company

RE:	NEW FACILITY – PEERLESS MANUFACTURING COMPANY

7000 Block of Dakota Lane, Denton, Texas

SUBJECT:	Revised Construction Cost Proposal

Revised March 3, 2012

ALLOWANCES:

1.	Residential appliances	$10,000.00

We look forward to working with you on this project. If I can be of further assistance, please contact me at 972-243-7674.

Sincerely,

Schwob Building Company, Ltd.

Charles G. Rachuig CPE

Chief Estimator

Attachments	Index of Drawings Index of Specifications Alliance Architects Addendum #1 Schwob Clarification to Subcontractors #1

xc: E211027